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Exhibit 10.10

CARDIONET, INC.

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

i

CARDIONET, INC.

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT

        THIS SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT (this "Agreement") is entered into as of March 18, 2004, by and among CARDIONET, INC., a California corporation (the "Company"), the investors listed on Exhibit A hereto (collectively referred to hereinafter as the "Investors" and each individually as an "Investor"), and the shareholders listed on Exhibit B hereto (collectively referred to hereinafter as the "Founders" and each individually as a "Founder").

RECITALS

        WHEREAS, certain of the Investors are purchasing shares of the Company's Series D Preferred Stock (the "Series D Preferred Stock") pursuant to that certain Series D Preferred Stock Purchase Agreement (the "Purchase Agreement") of even date herewith (the "Financing");

        WHEREAS, the obligations in the Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

        WHEREAS, certain of the Investors (the "Prior Investors") are holders of the Company's Series B Preferred Stock (the "Series B Preferred Stock") and Series C Preferred Stock (the "Series C Preferred Stock");

        WHEREAS, the Prior Investors, the Founders and the Company are parties to that certain First Amended and Restated Investor Rights Agreement dated as of May 3, 2001, as amended (the "Prior Agreement");

        WHEREAS, the parties to the Prior Agreement desire to amend and restate the Prior Agreement in accordance with the amendment provisions provided therein and to accept the rights and covenants hereof in lieu of their rights and covenants under the Prior Agreement; and

        WHEREAS, in connection with the consummation of the Financing, the Company and the Investors have agreed to the registration rights, information rights and other rights as set forth below.

        NOW, THEREFORE, in consideration of these premises, and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. GENERAL.

        1.1    Definitions.    As used in this Agreement, the following terms shall have the following respective meanings:

        "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        "Form S-3" means such form under the Securities Act as in effect on the date hereof or any successor or similar registration form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

        "Holder" means any person owning of record Registrable Securities that have not been sold to the public or any assignee of record of such Registrable Securities in accordance with Section 2.10 hereof.

        "Initial Offering" means the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act, covering the offer and sale of the Company's Common Stock for the account of the Company and resulting in receipt by the Company of at least $20,000,000 (prior to underwriter's commissions and offering expenses) at a purchase price of not less than Ten Dollars ($10.00) per share (as adjusted to reflect stock splits, stock combinations, stock dividends and other recapitalizations).

        "Major Investor" means any Investor (with its affiliates) that owns not less than five percent (5%) of the total shares of the then outstanding Common Stock of the Company, calculated as if all of the outstanding convertible equity securities of the Company had been fully converted; provided that Guidant Investment Corporation shall be deemed a Major Investor if it (with its affiliates and Guidant Foundation) owns not less than five percent (5%) of the total shares of the outstanding Common Stock of the Company, calculated as if all of the outstanding convertible equity securities of the Company had been fully converted, or if it owns at least 1,235,790 shares of the outstanding Common Stock of the Company, calculated as if all of the convertible equity securities of the Company had been fully converted (as adjusted for any stock dividends, combinations, splits, recapitalization and the like); and provided further that Foundation Medical Partners, L.P. ("Foundation Medical") shall be deemed a Major Investor if it (together with its affiliates) owns at least 800,000 shares of the outstanding Common Stock of the Company, calculated as if all of the convertible equity securities of the Company had been fully converted (as adjusted for any stock dividends, combinations, splits, recapitalization and the like).

        "Register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement or document.

        "Registrable Securities" means (a) Common Stock of the Company issued or issuable upon conversion of the Shares; and (b) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, such above-described securities. Notwithstanding the foregoing, Registrable Securities shall not include any securities sold by a person to the public either pursuant to a registration statement or Rule 144 or sold in a private transaction in which the transferor's rights under Section 2 of this Agreement are not assigned.

        "Registrable Securities then outstanding" shall be the number of shares determined by calculating the total number of shares of the Company's Common Stock that are Registrable Securities and either (a) are then issued and outstanding or (b) are issuable pursuant to then exercisable or convertible securities.

        "Registration Expenses" shall mean all expenses incurred by the Company in complying with Sections 2.2, 2.3 and 2.4 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, reasonable fees and disbursements not to exceed Twenty-Five Thousand Dollars ($25,000) of a single special counsel for the Holders, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

        "SEC" or "Commission" means the Securities and Exchange Commission.

        "Securities Act" shall mean the Securities Act of 1933, as amended.

        "Selling Expenses" shall mean all underwriting discounts and selling commissions applicable to the sale.

        "Shares" shall mean the B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns.

        "Special Registration Statement" shall mean a registration statement relating to any employee benefit plan or with respect to any corporate reorganization or other transaction under Rule 145 of the Securities Act.

SECTION 2. REGISTRATION; RESTRICTIONS ON TRANSFER.

        2.1    Restrictions on Transfer.

        (a)   Each Holder agrees not to make any disposition of all or any portion of the Shares or Registrable Securities unless and until:

            (i)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

           (ii)  (A) The transferee has agreed in writing to be bound by the terms of this Agreement, (B) such Holder shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (C) if reasonably requested by the Company, such Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.

         (iii)  Notwithstanding the provisions of paragraphs (i) and (ii) above, no such registration statement or opinion of counsel shall be necessary for a transfer by a Holder which is (A) a partnership to its partners or former partners in accordance with their partnership interests, (B) a corporation to its shareholders in accordance with their interest in the corporation, (C) a limited liability company to its members or former members in accordance with their interest in the limited liability company, (D) to the Holder's family member or trust for the benefit of an individual Holder; provided that in each case the transferee will be subject to the terms of this Agreement to the same extent as if such transferee were an original Holder hereunder, (E) an entity to a subsidiary, parent, or a sister entity with a common parent, or (F) Guidant Investment Corporation (or its affiliate) to Guidant Foundation.

        (b)   Each certificate representing Shares or Registrable Securities shall (unless otherwise permitted by the provisions of the Agreement) be stamped or otherwise imprinted with a legend substantially similar to the following (in addition to any legend required under applicable state securities laws):

  THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") AND MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

        (c)   The Company shall be obligated to reissue promptly unlegended certificates at the request of any holder thereof if the holder shall have obtained an opinion of counsel (which counsel may be counsel to the Company) reasonably acceptable to the Company to the effect that the securities proposed to be disposed of may lawfully be so disposed of without registration, qualification or legend.

        (d)   Any legend endorsed on an instrument pursuant to applicable state securities laws and the stop-transfer instructions with respect to such securities shall be removed upon receipt by the Company of an order of the appropriate blue sky authority authorizing such removal.

        2.2    Demand Registration.

        (a)   Subject to the conditions of this Section 2.2, if the Company shall receive a written request from the Holders of at least thirty percent (30%) of the Registrable Securities (the "Initiating Holders") that the Company file a registration statement under the Securities Act covering the registration of Registrable Securities having an anticipated aggregate offering price of at least $5,000,000 (a "Qualified Public Offering"), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2.2, effect, as expeditiously as reasonably possible, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

        (b)   If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2.2 or any request pursuant to Section 2.4 and the Company shall include such information in the written notice referred to in Section 2.2(a) or Section 2.4(a), as applicable. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 2.2 or Section 2.4, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities held by all such Holders (including the Initiating Holders). In no event, however, except in the Company's Initial Offering, shall any Registrable Securities be eliminated from the registration until any and all shares being sold for the account of the Company and for the account of shareholders who are not Holders are first eliminated. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

        (c)   The Company shall not be required to effect a registration pursuant to this Section 2.2:

            (i)  prior to the earlier of (A) the fourth anniversary of the date of this Agreement, or (B) one hundred eighty (180) days following the effective date of the registration statement pertaining to the Initial Offering;

           (ii)  after the Company has effected two (2) registrations pursuant to this Section 2.2, and such registrations have been declared or ordered effective (and in the case of a registration subject to Section 2.2(b), the sale of such Registrable Securities shall have closed);

         (iii)  during the period starting with the date of filing of, and ending on the date one hundred eighty (180) days following the effective date of the registration statement pertaining to a public offering, other than pursuant to a Special Registration Statement; provided that the Company makes reasonable good faith efforts to cause such registration statement to become effective;

          (iv)  if within thirty (30) days of receipt of a written request from Initiating Holders pursuant to Section 2.2(a), the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days;

           (v)  if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2.2, a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period; or

          (vi)  if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 2.4 below.

        2.3    Piggyback Registrations.    The Company shall notify all Holders of Registrable Securities in writing at least twenty (20) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding Special Registration Statements) and will afford each such Holder an opportunity to include in such registration statement all or part of such Registrable Securities held by such Holder. Each Holder desiring to include in any such registration statement all or any part of the Registrable Securities held by it shall, within fifteen (15) days after the above-described notice from the Company, so notify the Company in writing. Such notice shall state the intended method of disposition of the Registrable Securities by such Holder. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to offerings of its securities, all upon the terms and conditions set forth herein. For the limited purposes of this Section 2.3, to the extent that the Founders hold or have the right to acquire upon conversion of the outstanding Series A Preferred Stock shares of the Company's Common Stock, such shares shall be included in the definition of Registrable Securities and the Founders shall be deemed Holders and entitled to the piggyback rights described in this Section 2.3.

        (a)   If the registration statement under which the Company gives notice under this Section 2.3 is for an underwritten offering, the Company shall so advise the Holders of Registrable Securities. In such event, the right of any such Holder to be included in a registration pursuant to this Section 2.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders (other than the Founders) on a pro rata basis based on the total number of Registrable Securities held by such Holders; third, to the Founders on a pro rata basis; and fourth, to any other shareholders of the Company (other than a Holder or a Founder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders (other than the Founders) included in the registration below twenty percent (20%) of the total amount of securities included in such registration, unless such offering is the Initial Offering and such registration does not include shares of any other selling shareholders, in which event any or all of the Registrable Securities of the Holders may be excluded in accordance with the immediately preceding sentence. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any Registrable Securities excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Holder," and any pro rata reduction with respect to such "Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Holder," as defined in this sentence.

        (b)   The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 2.5 hereof.

        2.4    Form S-3 Registration.    In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

        (a)   promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

        (b)   as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 2.4:

            (i)  if Form S-3 is not available for such offering by the Holders, or

           (ii)  if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than one million dollars ($1,000,000), or

         (iii)  if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 2.4, the Company gives notice to such Holder or Holders of the Company's intention to make a public offering within ninety (90) days, other than pursuant to a Special Registration Statement, or

          (iv)  if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board of Directors of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 2.4; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period, or

           (v)  if the Company has, within the six (6) month period preceding the date of such request, already effected one (1) registration on Form S-3 for the Holders pursuant to this Section 2.4, or

          (vi)  in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

        (c)   Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this Section 2.4 shall not be counted as demands for registration or registrations effected pursuant to Sections 2.2 or 2.3, respectively.

        2.5    Expenses of Registration.    Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 2.2 or any registration under Section 2.3 or Section 2.4 herein shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the number of shares so registered. The Company shall not, however, be required to pay for expenses of any registration proceeding begun pursuant to Section 2.2 or 2.4, the request of which has been subsequently withdrawn by the Initiating Holders unless (a) the withdrawal is based upon material adverse information concerning the Company of which the Initiating Holders were not aware at the time of such request or (b) the Holders of a majority of Registrable Securities agree to forfeit their right to one requested registration pursuant to Section 2.2, in which event such right shall be forfeited by all Holders. If the Holders are required to pay the Registration Expenses, such expenses shall be borne by the holders of securities (including Registrable Securities) requesting such registration in proportion to the number of shares for which registration was requested. If the Company is required to pay the Registration Expenses of a withdrawn offering pursuant to clause (a) above, then the Holders shall not forfeit their rights pursuant to Section 2.2 or Section 2.4 to a demand registration.

        2.6    Obligations of the Company.    Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

        (a)   Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to ninety (90) days or, if earlier, until the Holder or Holders have completed the distribution related thereto; provided, however, that if the Company shall furnish to the Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company and its shareholders for resales of Registrable Securities to be made pursuant to the registration statement, due to (i) the existence of a material development or potential material development with respect to or involving the Company which the Company would be obligated to disclose in the prospectus contained in the registration statement, which disclosure would in the good faith judgment of the Board of Directors of the Company be premature or otherwise inadvisable at such time, or (ii) the occurrence of any event that makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the registration statement or prospectus so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, then upon receipt of such certificate, the use of the registration statement and prospectus will be deferred or suspended and will not recommence until (1) such Holder's receipt from the Company of copies of the supplemented or amended prospectus, or (2) such Holders are advised in writing by the Company that the prospectus may be used; provided further that the Company will use its best efforts to ensure that the use of the registration statement and prospectus may be resumed, as soon as practicable and, in the case of a pending development or event referred to in (i) above as soon, in the judgment of the Company, as disclosure of the material information relating to such pending development would not have an adverse effect on the Company's ability to consummate the transaction, if any, to which such development relates; provided further that the period during which the Company shall be required to maintain the effectiveness of the registration statement shall be extended by one (1) day for each full or partial day during which the use of such registration statement or prospectus is deferred or suspended by the Company in accordance with this Section 2.6(a). The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

        (b)   Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

        (c)   Furnish to the Holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

        (d)   Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

        (e)   In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

        (f)    Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing. The Company will use reasonable efforts to amend or supplement such prospectus in order to cause such prospectus not to include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

        (g)   Use its reasonable efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

        (h)   Make available for inspection by each selling Holder, any underwriter participating in any distribution pursuant to such registration statement and any attorney, accountant or other agent retained by such selling Holder or underwriter (an "Advisor") all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such selling Holder, underwriter or Advisor, subject to, in the case of confidential information, such confidentiality agreements as are required by law or reasonably requested by the Company. Notwithstanding the foregoing, the Company shall not be obligated under this Section 2.6(h) with respect to a competitor of the Company or such competitor's Advisors.

        2.7    Termination of Registration Rights.    All registration rights granted under this Section 2 shall terminate and be of no further force and effect three (3) years after the date of the Company's Initial Offering. In addition, a Holder's registration rights shall expire if all Registrable Securities held by and issuable to such Holder (and its affiliates, partners, former partners, members and former members) may be sold under Rule 144 during any ninety (90) day period.

        2.8    Delay of Registration; Furnishing Information.

        (a)   No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 2.

        (b)   It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 2.2, 2.3 or 2.4 that the selling Holders shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registration of their Registrable Securities.

        (c)   The Company shall have no obligation with respect to any registration requested pursuant to Section 2.2 or Section 2.4 if, due to the operation of subsection 2.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 2.2 or Section 2.4, whichever is applicable.

        2.9    Indemnification.    In the event any Registrable Securities are included in a registration statement under Sections 2.2, 2.3 or 2.4:

        (a)   To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the partners, officers and directors of each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "Violation") by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by such registration statement; and the Company will pay to each such Holder, partner, officer, director, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld, nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by such Holder, partner, officer, director, underwriter or controlling person of such Holder.

        (b)   To the extent permitted by law, each Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the securities as to which such registration qualifications or compliance is being effected, indemnify and hold harmless the Company, each of its directors, its officers who have signed the registration statement and each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other Holder selling securities under such registration statement or any of such other Holder's partners, directors or officers or any person who controls such Holder, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such Holder, or partner, director, officer or controlling person of such other Holder may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder and stated to be specifically for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other Holder, or partner, officer, director or controlling person of such other Holder in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 2.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided further, that in no event shall any indemnity under this Section 2.9 exceed the net proceeds from the offering received by such Holder.

        (c)   Promptly after receipt by an indemnified party under this Section 2.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 2.9, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 2.9.

        (d)   If the indemnification provided for in this Section 2.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Holder hereunder exceed the net proceeds from the offering received by such Holder.

        (e)   The obligations of the Company and Holders under this Section 2.9 shall survive completion of any offering of Registrable Securities in a registration statement and the termination of this Agreement. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

        2.10    Assignment of Registration Rights.    The rights to cause the Company to register Registrable Securities pursuant to this Section 2 may be assigned by a Holder to a transferee or assignee of Registrable Securities which (a) is a subsidiary, parent, sister entity with a common parent, general partner, limited partner, retired partner, member or retired member of a Holder, (b) is Guidant Foundation, (c) is a Holder's family member or trust for the benefit of an individual Holder, or (d) acquires at least fifty thousand (50,000) shares of Registrable Securities (as adjusted for stock splits and combinations); provided, however, (i) the transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned and (ii) such transferee shall agree to be subject to all restrictions set forth in this Agreement.

        2.11    Amendment of Registration Rights.    Any provision of this Section 2 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company, the Holders of at least two-thirds (66 2/3%)) of the Registrable Securities then outstanding, and, as to any amendment which would adversely affect the registration rights of the Founders pursuant to Section 2.3, the Holders of a majority of the shares included in the definition of Registrable Securities for the limited purposes of Section 2.3 then held by the Founders. Any amendment or waiver effected in accordance with this Section 2.11 shall be binding upon each Holder, each Founder and the Company. By acceptance of any benefits under this Section 2, Holders of Registrable Securities hereby agree to be bound by the provisions hereunder.

        2.12    Limitation on Subsequent Registration Rights.    Other than as provided in Section 5.11, after the date of this Agreement, the Company shall not, without the separate prior written consents of the holders of at least a majority of (i) the Series B Preferred Stock then outstanding, voting together as a separate class, and (ii) the Series C Preferred Stock and Series D Preferred Stock then outstanding, voting together as a separate class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder.

        2.13    "Market Stand-Off" Agreement; Agreement to Furnish Information.    Each Holder (including for purposes of this Section 2.13 deemed Holders for the limited purposes of Section 2.3) hereby agrees that such Holder shall not sell, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale, any Common Stock (or other securities) of the Company held by such Holder (other than those included in the registration) for a period specified by the representative of the underwriters of Common Stock (or other securities) of the Company not to exceed one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act; provided that:

            (i)  such agreement shall apply only to the Company's Initial Offering; and

           (ii)  all executive officers and directors of the Company and holders of at least one percent (1%) of the Company's voting securities enter into similar agreements.

Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. In addition, if requested by the Company or the representative of the underwriters of Common Stock (or other securities) of the Company, each Holder shall provide, within ten (10) days of such request, such information as may be required by the Company or such representative in connection with the completion of any public offering of the Company's securities pursuant to a registration statement filed under the Securities Act. The obligations described in this Section 2.13 shall not apply to a registration pursuant to a Special Registration Statement. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period. Each Holder agrees that any transferee of any shares of Registrable Securities shall be bound by this Section 2.13.

        2.14    Rule 144 Reporting.    With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

        (a)   Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of the first registration filed by the Company for an offering of its securities to the general public;

        (b)   File with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and

        (c)   So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Securities Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

SECTION 3. COVENANTS OF THE COMPANY.

        3.1    Basic Financial Information and Reporting.

        (a)   The Company will maintain true books and records of account in which full and correct entries will be made of all its business transactions pursuant to a system of accounting established and administered in accordance with generally accepted accounting principles consistently applied, and will set aside on its books all such proper accruals and reserves as shall be required under generally accepted accounting principles consistently applied.

        (b)   As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, the Company will furnish each Investor a balance sheet of the Company, as at the end of such fiscal year, and a statement of income and a statement of cash flows of the Company, for such year, all prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail. Such financial statements shall be accompanied by a report and opinion thereon by independent public accountants of national standing selected by the Company's Board of Directors. Along with such annual financial statements, the Company shall also provide lists of the Company's shareholders and optionholders, as of the end of such fiscal year, showing the number of securities held by each.

        (c)   The Company will furnish each Investor, as soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, to the extent requested by such Investor, a balance sheet of the Company as of the end of each such quarterly period, and a statement of income and a statement of cash flows of the Company for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        (d)   The Company will furnish each Investor, to the extent requested by such Investor, as soon as practicable after the end of each month, and in any event within thirty (30) days thereafter, a balance sheet of the Company as of the end of each such month, and a statement of income and a statement of cash flows of the Company for such month and for the current fiscal year to date, including a comparison to plan figures for such period, prepared in accordance with generally accepted accounting principles consistently applied, with the exception that no notes need be attached to such statements and year-end audit adjustments may not have been made.

        3.2    Inspection Rights.    Each Major Investor shall have the right to visit and inspect any of the properties of the Company or any of its subsidiaries, and to discuss the affairs, finances and accounts of the Company or any of its subsidiaries with its officers, and to review such information as is reasonably requested all at such reasonable times and as often as may be reasonably requested; provided, however, that the Company shall not be obligated under this Section 3.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential and should not, therefore, be disclosed.

        3.3    Observation Rights.

        (a)   For so long as H&Q Healthcare Investors or H&Q Life Sciences Investors (collectively "H&Q") hold in the aggregate at least 570,000 shares of Series C Preferred Stock and/or Series D Preferred Stock, the Company shall allow one representative designated by H&Q to attend all meetings of the Company's Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential proprietary information or for other similar reasons.

        (b)   Any time that Guidant Investment Corporation ("Guidant") is a Major Investor and has not nominated an individual serving as a director pursuant to clause (ii) of Section 1.2(c) of the Second Amended and Restated Voting Agreement by and among the Company and certain of its shareholders, the Company shall allow one representative designated by Guidant to attend all meetings of the Company's Board of Directors in a non-voting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company may require as a condition precedent to Guidant's rights under this Section 3.3(b) that such representative proposing to attend any meeting of the Board of Directors and each person to have access to any of the information provided by the Company to the Board of Directors shall agree in writing to hold in confidence all information so received during such meetings or otherwise; and provided further that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, or if delivery of such information or attendance at such meeting by such representative would result in disclosure of trade secrets to such representative which could directly benefit Guidant or its affiliates to the competitive disadvantage of the Company.

        3.4    Confidentiality of Records.    Each Investor agrees to use, and to use its best efforts to insure that its authorized representatives use, the same degree of care as such Investor uses to protect its own confidential information to keep confidential any information furnished to it which the Company identifies as being confidential or proprietary (so long as such information is not in the public domain), except that such Investor may disclose such proprietary or confidential information to any partner, subsidiary or parent of such Investor for the purpose of evaluating its investment in the Company as long as such partner, subsidiary or parent is advised of the confidentiality provisions of this Section 3.4.

        3.5    Reservation of Common Stock.    The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock, all Common Stock issuable from time to time upon such conversion.

        3.6    Stock Vesting.    Unless otherwise approved by the Board of Directors, all stock options and other stock equivalents issued after the date of this Agreement to employees, directors, consultants and other service providers shall be subject to vesting as follows: (a) not more than twenty-five percent (25%) of such stock shall vest at the end of the first year following the earlier of the date of issuance or such person's services commencement date with the Company, and (b) the balance thereof shall vest at a monthly rate of not more than 1/48th of such stock over the remaining three (3) years. With respect to any shares of stock purchased by any such person, the Company's repurchase option shall provide that upon such person's termination of employment or service with the Company, with or without cause, the Company or its assignee (to the extent permissible under applicable securities laws and other laws) shall have the option to purchase at cost any unvested shares of stock held by such person.

        3.7    Proprietary Information and Inventions Agreement.    The Company shall require all employees and consultants to execute and deliver a Proprietary Information and Inventions Agreement in the form previously delivered by the Company to the Investors.

        3.8    Directors' Expenses.    The Company shall not pay any compensation to any member of the Company's Board of Directors in connection with the performance of their duties as a Director.

        3.9    Approval.    The Company shall not, without the unanimous consent of the Board of Directors, authorize or enter into any transactions with any director or management employee, or such director's or employee's immediate family.

        3.10    Directors' Liability and Indemnification.    The Company's Articles of Incorporation and Bylaws shall provide (i) for elimination of the liability of each director of the Company to the maximum extent permitted by law and (ii) for indemnification of directors for acts on behalf of the Company to the maximum extent permitted by law. In addition, the Company shall enter into and use its best efforts to at all times maintain indemnification contracts in a form to be approved by counsel for the directors, with each of its directors to indemnify such directors to the maximum extent permissible under California law. The Company shall have in force a directors and officers liability insurance policy in an amount and with a carrier approved by the unanimous consent of the Board of Directors. The Company will use its reasonable efforts to limit the liability, to the fullest extent permissible under California law of any director representing any of the Investors.

        3.11    Termination of Covenants.    All covenants of the Company contained in Section 3 of this Agreement shall expire and terminate as to each Investor upon the earlier of (i) the effective date of the registration statement pertaining to the Initial Offering, (ii) upon (a) the sale, lease or other disposition of all or substantially all of the assets of the Company or (b) an acquisition of the Company by another corporation or entity by consolidation, merger or other reorganization in which the holders of the Company's outstanding voting stock immediately prior to such transaction own, immediately after such transaction, securities representing less than fifty percent (50%) of the voting power of the corporation or other entity surviving such transaction, provided that this Section 3.11(ii)(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Company (a "Change in Control"), or (iii) the date that such Investor no longer holds Registrable Securities.

SECTION 4. RIGHTS OF FIRST OFFER.

        4.1    Subsequent Offerings.    Each Major Investor shall have a right of first offer to purchase its pro rata share of all Equity Securities, as defined below, that the Company may, from time to time, propose to sell and issue after the date of this Agreement, other than the Equity Securities excluded by Section 4.6 hereof. Each Investor's pro rata share is equal to the ratio of (a) the number of shares of the Company's Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares) which such Investor is deemed to be a holder immediately prior to the issuance of such Equity Securities to (b) the total number of shares of the Company's outstanding Common Stock (including all shares of Common Stock issued or issuable upon conversion of the Shares or upon the exercise of any outstanding warrants or options) immediately prior to the issuance of the Equity Securities. The term "Equity Securities" shall mean (i) any Common Stock, Preferred Stock or other security of the Company, (ii) any security convertible, with or without consideration, into any Common Stock, Preferred Stock or other security (including any option to purchase such a convertible security), (iii) any security carrying any warrant or right to subscribe to or purchase any Common Stock, Preferred Stock or other security or (iv) any such warrant or right.

        4.2    Exercise of Rights.    If the Company proposes to issue any Equity Securities, it shall give each Major Investor written notice of its intention, describing the Equity Securities, the price and the terms and conditions upon which the Company proposes to issue the same. Each Major Investor shall have fifteen (15) days from the giving of such notice to agree to purchase its pro rata share of the Equity Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Company and stating therein the quantity of Equity Securities to be purchased. Notwithstanding the foregoing, the Company shall not be required to offer or sell such Equity Securities to any Major Investor who would cause the Company to be in violation of applicable federal securities laws by virtue of such offer or sale.

        4.3    Issuance of Equity Securities to Other Persons.    If the Major Investors fail to exercise in full the rights of first offer, the Company shall have ninety (90) days thereafter to sell the Equity Securities in respect of which the Major Investor's rights were not exercised, at a price and upon general terms and conditions materially no more favorable to the purchasers thereof than specified in the Company's notice to the Major Investors pursuant to Section 4.2 hereof. If the Company has not sold such Equity Securities within ninety (90) days of the notice provided pursuant to Section 4.2, the Company shall not thereafter issue or sell any Equity Securities, without first offering such securities to the Major Investors in the manner provided above.

        4.4    Termination and Waiver of Rights of First Offer.    The rights of first offer established by this Section 4 shall not apply to, and shall terminate upon the effective date of the registration statement pertaining to the Company's Initial Offering. The rights of first offer established by this Section 4 may be amended, or any provision waived with the written consent of Major Investors holding a majority of the Registrable Securities held by all Major Investors, or as permitted by Section 5.6.

        4.5    Transfer of Rights of First Offer.    The rights of first offer of each Major Investor under this Section 4 may be transferred to the same parties, subject to the same restrictions as any transfer of registration rights pursuant to Section 2.10.

        4.6    Excluded Securities.    The rights of first offer established by this Section 4 shall have no application to any of the following Equity Securities:

        (a)   up to an aggregate of 3,700,000 shares of Common Stock (and/or options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights), as adjusted for any stock dividends, combinations, splits, recapitalizations and the like, issued or to be issued after the date hereof to employees, officers or directors of, or consultants or advisors to the Company or any subsidiary, pursuant to stock purchase or stock option plans or other arrangements that are approved by the Board of Directors;

        (b)   stock issued pursuant to any rights or agreements outstanding as of the date of this Agreement, options and warrants outstanding as of the date of this Agreement; and stock issued pursuant to any such rights or agreements granted after the date of this Agreement, provided that the rights of first offer established by this Section 4 applied with respect to the initial sale or grant by the Company of such rights or agreements;

        (c)   any Equity Securities issued for consideration other than cash pursuant to a merger, consolidation, acquisition or similar business combination;

        (d)   shares of Common Stock issued in connection with any stock split, stock dividend or recapitalization of the Company's Common Stock by the Company;

        (e)   shares of Common Stock issued upon conversion of the Shares;

        (f)    shares of Common Stock issued and/or shares of Common Stock issued or issuable pursuant to options, warrants or other Common Stock purchase rights issued pursuant to such options, warrants or other rights issued, pursuant to any equipment leasing arrangement, or debt financing from a bank or similar financial institution approved by the Board of Directors, not to exceed a maximum of 200,000 shares (as adjusted for any stock dividend, combinations, splits, and other recapitalizations), plus such additional number of shares as may be approved by the Board of Directors, including the approval of at least one Series B/C/D Director (as defined in the Company's Articles of Incorporation).

        (g)   any Equity Securities that are issued by the Company pursuant to a registration statement filed under the Securities Act.

        (h)   up to an aggregate of 100,000 shares of Series D Preferred Stock (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like), and the shares of Common Stock issuable upon conversion of such shares, and/or options, warrants or other rights to purchase such shares of Series D Preferred Stock, issued or to be issued after the date hereof to employees of or consultants, advisors or other service providers to, the Company or any subsidiary, pursuant to stock purchase agreements or other agreements approved by the Board of Directors, provided that the consideration received or to be received by the Company upon the issuance of such shares of preferred stock shall be not less than Ten Dollars ($10.00) per share, or, insofar as such consideration consists of property or consideration other than cash, the Board of Directors determines in good faith that the fair value of such condition is not less than Ten Dollars ($10.00) per share.

SECTION 5. MISCELLANEOUS.

        5.1    Governing Law.    This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

        5.2    Survival.    The representations, warranties, covenants, and agreements made herein shall survive any investigation made by any Holder and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

        5.3    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors, and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

        5.4    Entire Agreement.    This Agreement, the Exhibits and Schedules hereto, the Purchase Agreement and the other documents delivered pursuant thereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

        5.5    Severability.    In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

        5.6    Amendment and Waiver.

        (a)   Except as otherwise expressly provided, this Agreement may be amended or modified only upon the written consent of the Company and (i) with respect to the rights of Guidant provided in Sections 1.1, 2.1(a)(iii), 2.10 and 3.3(b), Guidant, (ii) with respect to the rights of Foundation Medical provided in Section 1.1 hereof, Foundation Medical, (iii) the holders of a majority of the Registrable Securities, voting together as a separate class, (iv) the holders sixty-six and two-thirds percent (66 2/3%) of the outstanding Series B Preferred Stock, voting together as a separate class, and (v) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class.

        (b)   Except as otherwise expressly provided, the obligations of the Company and the rights of the Holders under this Agreement may be waived only with the written consent of (i) with respect to the rights of Guidant, Guidant, (ii) with respect to the rights of Foundation Medical, Foundation Medical, (iii) the holders of a majority of the Registrable Securities, voting together as a separate class, (iv) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series B Preferred Stock, voting together as a separate class, and (v) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class.

        (c)   Notwithstanding the foregoing, this Agreement may be amended with only the written consent of the Company to include additional purchasers of Series D Preferred Stock as "Investors," "Holders" and parties hereto.

        (d)   For the purposes of determining the number of Holders or Investors entitled to vote or exercise any rights hereunder, the Company shall be entitled to rely solely on the list of record holders of its stock as maintained by or on behalf of the Company.

        5.7    Delays or Omissions.    It is agreed that no delay or omission to exercise any right, power, or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power, or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent, or approval of any kind or character on any Holder's part of any breach, default or noncompliance under the Agreement or any waiver on such Holder's part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

        5.8    Notices.    All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the party to be notified at the address as set forth on the signature pages hereof or at such other address as such party may designate by ten (10) days advance written notice to the other parties hereto.

        5.9    Attorneys' Fees.    In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

        5.10    Titles and Subtitles.    The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

        5.11    Additional Investors.

        (a)   Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series D Preferred Stock pursuant to the Purchase Agreement, any purchaser of such shares of Series D Preferred Stock may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

        (b)   Notwithstanding anything to the contrary contained herein, if the Company shall issue Equity Securities in accordance with Section 4.6(c) or (f) of this Agreement, any purchaser of such Equity Securities may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed an "Investor" hereunder.

        5.12    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

        5.13    Termination of Prior Agreement.    The Prior Agreement is hereby terminated in its entirety. Such termination is effective upon the last to occur of the execution of this Agreement by (i) the Company; (ii) the holders of a majority of the Registrable Securities; (iii) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series B Preferred Stock; and (iv) the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding Series C Preferred Stock. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and terminated in their entirety and shall have no further force and effect. In the event this Agreement is not executed by the holders of a majority of the shares included in the definition of Registrable Securities for the limited purposes of Section 2.3 then held by the Founders, or any holder of Series D Preferred Stock, all references to such persons or persons who are not bound hereby shall be deleted herefrom, but the Agreement shall otherwise remain in effect, subject to the rights, if any, of such holders under the Prior Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Second Amended and Restated Investor Rights Agreement effective as of the date set forth in the first paragraph hereof.

Company:
CARDIONET, INC., a California Corporation
By:	/s/ James M. Sweeney James M. Sweeney Chief Executive Officer
Address:
510 Market Street San Diego, California 92101
Attn:	James M. Sweeney Chief Executive Officer
Investors:
GUIDANT INVESTMENT CORPORATION
By:	/s/ R. Frederick McCoy, Jr.
Name:	R. Frederick McCoy, Jr.
Title:	Vice-President
Address:
1430 O'Brien Drive Suite F Menlo Park, CA 94025 Attention: Daniel Gottlieb
INGLEWOOD VENTURES, L.P., a Delaware limited partnership
By:	Inglewood, LLC, a California limited liability company, General Partner
By:	/s/ Daniel C. Wood Daniel C. Wood, Member
Address:
12526 High Bluff Drive, Suite 300 San Diego, California 92130 Attn: Daniel C. Wood, CFA

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

Founders:
JAMES M. SWEENEY
Address: 3616 Rosecroft Lane San Diego, California 92106
KARL A. KAIL, IV
Address: 13221 Denara Road San Diego, California 92130
WILLIAM G. BLOOM
Address: 552 Oceanview Avenue Encinitas, California 92024
TERRENCE P. AH SING
Address: 1525 Orangeview Drive Encinitas, California 92024
Investors:
IDEO PRODUCT DEVELOPMENT INC., a Michigan corporation
By:
Name:
Title:
Address
700 High Street Palo Alto, California 94301 Attn: Don Westwood
BIOFRONTIER GLOBAL INVESTMENT PARTNERSHIP, a Japanese civil law partnership
By:	Biofrontier Partners Co., Ltd., General Partner
By:	/s/ Yoshihiro Ohtaki Yoshihiro Ohtaki, President
Address:
K.I. Kousan Tokyo Building, 3rd Floor 2-3-14 Yaesu, Chuo-ku Tokyo, Japan 104-0028 Attn: Yoshihiro Ohtaki

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

Investors:
SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ Fred A. Middleton Fred A. Middleton Managing Director
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ Fred A. Middleton Fred A. Middleton Managing Director
SANDERLING V LIMITED PARTNERSHIP
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ Fred A. Middleton Fred A. Middleton Managing Director
SANDERLING V BETEILIGUNGS GMBH & CO. KG
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ Fred A. Middleton Fred A. Middleton Managing Director
SANDERLING V VENTURES MANAGEMENT
By:	/s/ Fred A. Middleton Fred A. Middleton Owner
SANDERLING VENTURE PARTNERS IV CO-INVESTMENT FUND, L.P.
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner
SANDERLING IV BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner
SANDERLING IV VENTURE MANAGEMENT
By:	/s/ Fred A. Middleton Fred A. Middleton Owner

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

SANDERLING VENTURE PARTNERS IV, L.P.
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner
SANDERLING IV LIMITED PARTNERSHIP
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner
SANDERLING IV BIOMEDICAL, L.P.
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner
SANDERLING [FERI TRUST] VENTURE PARTNERS IV
By:	/s/ Fred A. Middleton Fred A. Middleton General Partner

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

Investors:
H&Q HEALTHCARE INVESTORS, a Massachusetts business trust
By:	/s/ Dan Omstead Dan Omstead, President
Limitation of Liability

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors, must look solely to the trust property for the enforcement of any claims against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.
Address:
30 Rowes Wharf, Suite 430 Boston, MA 02110-3328
H&Q LIFE SCIENCES INVESTORS, a Massachusetts business trust
By:	/s/ Dan Omstead Dan Omstead, President
Limitation of Liability

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors, must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.
Address:
30 Rowes Wharf, Suite 430 Boston, MA 02110-3328

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

Investors:
ARTHUR MARKS
Address:
c/o New Enterprise Associates 11951 Freedom Drive, Suite 1240 Reston, Virginia 20190
Foundation Medical Partners, L.P., a Delaware Limited Partnership
By:	Foundation Medical Managers, LLC
By:	/s/ Jonathan Cool
Name:	Jonathan Cool
Title:	Managing Member
105 Rowayton Avenue Rowayton, Connecticut 06853 Attention: Jonathan M.D. Cool

SECOND AMENDED AND RESTATED
INVESTOR RIGHTS AGREEMENT
SIGNATURE PAGE

EXHIBIT A

SCHEDULE OF INVESTORS

Arthur Marks
Biofrontier Global Investment Partnership
Foundation Medical Partners, L.P.
Guidant Investment Corporation
H&Q Healthcare Investors
H&Q Life Sciences Investors
IDEO Product Development Inc.
IngleWood Ventures, L.P.
Sanderling [Feri Trust] Venture Partners IV
Sanderling IV Biomedical Co-Investment Fund, L.P.
Sanderling IV Biomedical, L.P.
Sanderling IV Limited Partnership
Sanderling IV Venture Management
Sanderling V Beteiligungs GmbH & Co. KG
Sanderling V Biomedical Co-Investment Fund, L.P.
Sanderling V Limited Partnership
Sanderling V Ventures Management
Sanderling Venture Partners IV Co-Investment Fund, L.P.
Sanderling Venture Partners IV, L.P.
Sanderling Venture Partners V Co-Investment Fund, L.P.
    (the above Sanderling entities are collectively referred
    to as the "Sanderling Partnerships")

A-1

EXHIBIT B

SCHEDULE OF FOUNDERS

James M. Sweeney
Karl A. Kail, IV
William G. Bloom
Terrence P. Ah Sing

B-1

AMENDMENT TO
SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT,
SECOND AMENDED AND RESTATED VOTING AGREEMENT
AND
SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT

        THIS AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, SECOND AMENDED AND RESTATED VOTING AGREEMENT AND SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT (this "Amendment") is made and entered into as of March 8, 2007, by and among CARDIONET, INC., a California corporation (the "Company"), and the parties who are signatories hereto (the "Holders").

RECITALS

        WHEREAS, the Company and the Holders are parties to (i) a Second Amended and Restated Investor Rights Agreement dated March 18, 2004 (the "Investor Rights Agreement"), (ii) a Second Amended and Restated Voting Agreement dated March 18, 2004 (the "Voting Agreement") and (iii) a Second Amended and Restated Right of First Refusal and Co-Sale Agreement dated March 18, 2004 (the "ROFR and Co-Sale Agreement");

        WHEREAS, the Company is concurrently herewith consummating an equity financing transaction pursuant to a Subscription Agreement (the "Subscription Agreement") pursuant to which the Company may issue up to $114,883,000 of Mandatorily Convertible Preferred Stock (the "Mandatorily Convertible Preferred");

        WHEREAS, (i) the provisions of the Investor Rights Agreement may be amended or waived with the written consent of (A) the Company, (B) the holders of a majority of the Registrable Securities (as defined in the Investor Rights Agreement), voting together as a single class, (C) the holders of 66 2/3% of the outstanding Series B Preferred Stock, voting together as a single class and (D) the holders of 66 2/3% of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, (ii) the provisions of the Voting Agreement may be amended or waived with the written consent of (A) the Company, (B) a majority in interest of the Key Holders (as defined in the Voting Agreement), (C) the holders of at least 66 2/3% of the outstanding Series B Preferred Stock and (D) the holders of at least 66 2/3% of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a separate class and (iii) the provisions of the ROFR and Co-Sale Agreement may be amended or waived with the written consent of (A) as to the Company, the Company, (B) as to the holders of the Series B Preferred Stock, persons holding at least 66 2/3% of the outstanding Series B Preferred Stock, (C) as to the holders of Series C Preferred Stock and/or Series D Preferred Stock, persons holding at least 66 2/3% of the outstanding Series C Preferred Stock and Series D Preferred Stock, voting together as a single class, and (D) as to any Founder, only such Founder;

        WHEREAS, the Holders hold the requisite number of shares needed, together with the Company's consent, to amend or waive the provisions of the Investor Rights Agreement, the Voting Agreement and the ROFR and Co-Sale Agreement; and

        WHEREAS, in connection with the transactions contemplated by the Subscription Agreement, the Holders and the Company desire to amend or waive certain provisions of the Investor Rights Agreement, Voting Agreement and ROFR and Co-Sale Agreement, all as more fully set forth herein.

AGREEMENT

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and conditions set for the below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties to this Amendment hereby agree as follows:

        1.    Amendment of Investor Rights Agreement.    The Company and the Holders hereby agree, on behalf of themselves and all other parties to the Investor Rights Agreement, that the Investor Rights Agreement shall be amended as follows:

          (a)   The definition of "Shares" in Section 1.1 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          ""Shares" shall mean the Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock held by the Investors listed on Exhibit A hereto and their permitted assigns."

          (b)   The following sentence is hereby added at the end of the first paragraph of Section 2.3 of the Investor Rights Agreement:

          "Notwithstanding the foregoing or anything to the contrary contained herein, the rights set forth in this Section 2.3 shall not permit any Holder to include all or any part of the Registrable Securities held by it in the registration required to be effected pursuant to Section 2.2 of the Registration Rights Agreement dated on or about March 8, 2007 by and among the Company and the Investors listed therein (the "Registration Rights Agreement")."

          (c)   The third sentence of Section 2.3(a) of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to the Company; second, to the Holders (as defined in the Registration Rights Agreement), in accordance with the terms of the Registration Rights Agreement; third, to the Holders (other than the Founders) on a pro rata basis based on the total number of Registrable Securities held by such Holders; fourth, to the Founders on a pro rata basis; and fifth, to any other shareholders of the Company (other than a Holder, a Founder or a Holder under the Registration Rights Agreement) on a pro rata basis."

          (d)   The fourth sentence of Section 2.3(a) of the Investor Rights Agreement is hereby deleted in its entirety.

          (e)   Section 2.12 of the Investor Rights Agreement is hereby amended and restated in its entirety to read as follows:

          "2.12 Limitation on Subsequent Registration Rights.    Other than pursuant to the Registration Rights Agreement or as otherwise provided in Section 5.11, after the date of this Agreement, the Company shall not, without the separate prior written consents of the holders of at least a majority of (i) the Series B Preferred Stock then outstanding, voting together as a separate class, and (ii) the Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock then outstanding, voting together as a separate class, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to those granted to the Holders hereunder."

          (f)    The reference to a "Series B/C/D Director" in Section 4.6 of the Investor Rights Agreement is hereby amended and restated to read "Series B/C/D/D-1 Director".

          (g)   The reference to a "3,700,000" in Section 4.6(a) of the Investor Rights Agreement is hereby amended and restated to read "5,100,000".

          (h)   Section 4.6 of the Investor Rights Agreement is amended to add new subsection (i) thereunder to read in full as follows:

            "(i)  shares of Mandatorily Convertible Preferred Stock issued pursuant to the Subscription Agreement and the shares of Common Stock issuable upon conversion of such shares of Mandatorily Convertible Preferred Stock."

          (i)    The references to "Series C Preferred Stock and Series D Preferred Stock" in Sections 5.6(a) and 5.6(b) of the Investor Rights Agreement are hereby amended and restated to read "Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock".

        2.    Amendment of Voting Agreement.    The Company and the Holders hereby agree, on behalf of themselves and all other parties to the Voting Agreement, that the Voting Agreement shall be amended as follows:

          (a)   The first sentence of the first paragraph of Section 1.2 of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

          "For so long as an aggregate of at least 5,000,000 shares of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock (collectively, the "Senior Preferred Stock") remain outstanding (subject to adjustment for stock splits, dividends or the like), the authorized size of the Company's Board of Directors shall be fixed at eight (8) members."

          (b)   Section 1.2(b) of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

          "At each election of directors in which the holders of Series A Preferred Stock and Common Stock, voting together as a single class, are entitled to elect one or more Series A/ Common Directors of the Company (as defined in Article IV, Section 3.3(b) of Article IV of the Company's Amended and Restated Articles of Incorporation, as may be amended from time to time (the "Articles"), the Key Holders and Investors shall vote all of their respective Key Holder Shares and Investor Shares entitled to vote for Series A/Common Directors so as to elect one or two individuals, as applicable, nominated by the holders of a majority in interest of the Key Holder Shares as Series A/Common Directors; provided, however, that one such nominated individual shall be the Company's Chief Executive Officer, unless otherwise agreed to by the Investors holding a majority of the outstanding Senior Preferred Stock. Any vote taken to remove any director elected pursuant to this Section 1.2(b), or to fill any vacancy created by the resignation or death of a director elected pursuant to this Section 1.2(b), shall also be subject to the provisions of this Section 1.2(b)."

          (c)   Section 1.2(c) of the Voting Agreement is hereby amended and restated in its entirety to read as follows:

          "At each election of directors in which the holders of the Senior Preferred Stock, voting together as a single class, are entitled to elect four (4) Series B/C/D/D-1 Directors of the Company (as defined in Section 3.3(b) of Article IV of the Articles), the Investors shall vote all of their respective Investor Shares so as to elect: (i) one (1) individual nominated by the Sanderling partnerships or funds which are parties to this Agreement (collectively, the "Sanderling Partnerships"), or, if the Sanderling Partnerships hold less than 2,500,000 shares of the Senior Preferred Stock (subject to adjustment for stock splits, dividends or the like), one (1) individual nominated by the holders of a majority in interest of the Investor Shares; (ii) one (1) individual nominated by Guidant Investment Corporation ("Guidant") but only if Guidant holds at least 1,071,429 shares of the Senior Preferred Stock (subject to adjustment for stock splits, dividends or the like); (iii) one (1) individual nominated by Foundation Medical Partners, L.P. ("Foundation Medical Partners"), or if Foundation Medical Partners holds less than 800,000 shares of the Senior Preferred Stock (subject to adjustment for stock splits, dividends or the like), one (1) individual nominated by the holders of a majority in interest of the Investor Shares; and (iv) one (1) individual nominated by the holders of a majority in interest of the Investor Shares. At each election of directors in which the holders of the Senior Preferred Stock, voting together as a single class, are entitled to elect two (2) Series B/C/D/D-1 Directors, the Investors shall vote all of their respective Investor Shares so as to elect: (i) one (1) individual nominated by the Sanderling Partnerships, or, if the Sanderling Partnerships hold less than 2,500,000 shares of the Senior Preferred Stock (subject to adjustment for stock splits, dividends or the like), one (1) individual nominated by the holders of a majority in interest of the Investor Shares; and (ii) one (1) individual nominated by Guidant but only if Guidant holds at least 1,071,429 shares of the Senior Preferred Stock (subject to adjustment for stock splits, dividends or the like). Any vote taken to remove any director elected pursuant to this Section 1.2(c), or to fill any vacancy created by the resignation, death or removal of a director elected pursuant to this Section 1.2(c), shall also be subject to the provisions of this Section 1.2(c). Any waiver, modification, amendment or termination of this Section 1.2(c) as it relates to Foundation Medical Partners shall require the prior written consent of Foundation Medical Partners. Guidant acknowledges and agrees that the Company reserves the right not to provide information to its nominee elected pursuant to clause (ii) above and to exclude such nominee from any meeting or portion thereof if delivery of such information or attendance at such meeting by such nominee would result in disclosure of trade secrets to such nominee which could directly benefit Guidant to the competitive disadvantage of the Company or, based on the advice of counsel, would adversely affect the attorney-client privilege between the Company and its counsel. Guidant further agrees to advise its nominee to abstain from the deliberations and voting for any matter in which Guidant has a direct interest."

          (d)   The reference to "Series C Preferred Stock and Series D Preferred Stock" in Section 3.5 of the Voting Agreement is hereby amended and restated to read "Series C Preferred Stock, Series D Preferred Stock and Series D-1 Preferred Stock".

        3.    Amendment of ROFR and Co-Sale Agreement.    The Company and the Existing Holders hereby agree, on behalf of themselves and all other parties to the ROFR and Co-Sale Agreement, that the ROFR and Co-Sale Agreement shall be amended as follows:

          (a)   Section 2(f)(ii) of the ROFR and Co-Sale Agreement is hereby amended and restated in its entirety to read as follows:

          "(ii) that number of shares of Series B Preferred Stock of the Company (the "Series B Preferred Stock"), Series C Preferred Stock of the Company (the "Series C Preferred Stock"), Series D Preferred Stock of the Company (the "Series D Preferred Stock") or Series D-1 Preferred Stock of the Company (the "Series D-1 Preferred Stock") which is at such time convertible into the number of shares of Common Stock which such Co-Sale Participant elects to sell; provided, however, that if the prospective purchaser objects to the delivery of Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock or Series D-1 Preferred Stock in lieu of Common Stock, such Co-Sale Participant shall convert such shares of Preferred Stock into Common Stock and deliver Common Stock as provided in Section 2(f)(i) above. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser."

          (b)   Section 6(c)(iii) of the ROFR and Co-Sale Agreement is hereby amended and restated in its entirety to read as follows:

          "(iii) as to the holders of Series C Preferred Stock, Series D Preferred Stock and/or Series D-1 Preferred Stock, persons holding at least 66 2/3% of the outstanding Series C Preferred Stock, Series D Preferred Stock, and Series D-1 Preferred Stock, voting together as a single class"

        4.    Waiver of Rights of First Offer.    The undersigned Holders hereby waive, for and on behalf of all Major Investors pursuant to Section 5.6 of the Investor Rights Agreement, the right to receive notice under Section 4 of the Investor Rights Agreement and waive the rights of first offer set forth in Section 4 of the Investor Rights Agreement with respect to the issuance of the Mandatorily Convertible Preferred that may be issued pursuant to the Subscription Agreement and any shares of Common Stock issuable upon conversion of the shares of Mandatorily Convertible Preferred.

        5.    Miscellaneous.

          (a)   Except as specifically amended by this Amendment, the terms and conditions of the Investor Rights Agreement, the Voting Agreement and the ROFR and Co-Sale Agreement shall remain in full force and effect.

          (b)   This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile signatures shall be as effective as original signatures.

          (c)   Each party hereto agrees to execute and deliver, or cause to be executed and delivered, such further instruments or documents or take such other actions as may be reasonably necessary to consummate the transactions contemplated by this Amendment.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this AMENDMENT as of the date first written above.

CARDIONET, INC., a California Corporation
By:	/s/ JAMES M. SWEENEY James M. Sweeney Chief Executive Officer
Address:
227 Washington Street Suite 300 Conshohocken, PA 19428
Attn:	James M. Sweeney Chief Executive Officer
GUIDANT INVESTMENT CORPORATION
By:	/s/ R. FREDERICK MCCOY, JR.
Name:	R. Frederick McCoy, Jr.
Title:	Vice-President
Address:
4100 Hamline Avenue N. M/S 10-214 St. Paul, MN 55112-5798 Attention: Bruce KenKnight
INGLEWOOD VENTURES, L.P., a Delaware limited partnership
By:	Inglewood, LLC, a California limited liability company, General Partner
By:	/s/ DANIEL C. WOOD Daniel C. Wood, Member
Address:
12526 High Bluff Drive, Suite 300 San Diego, California 92130 Attn: Daniel C. Wood, CFA

[AMENDMENT SIGNATURE PAGE]

/s/ JAMES M. SWEENEY JAMES M. SWEENEY
Address: 3616 Rosecroft Lane San Diego, California 92106
/s/ KARL A. KAIL, IV KARL A. KAIL, IV
Address: R.R.1, Box 135 Montrose, PA 18801-9728
/s/ WILLIAM G. BLOOM WILLIAM G. BLOOM
Address: 552 Oceanview Avenue Encinitas, California 92024
/s/ TERRENCE P. AH SING TERRENCE P. AH SING
Address: 1525 Orangeview Drive Encinitas, California 92024
IDEO PRODUCT DEVELOPMENT INC., a Michigan corporation
By:
Name:
Title:
Address
700 High Street Palo Alto, California 94301 Attn: Don Westwood
BIOFRONTIER GLOBAL INVESTMENT PARTNERSHIP, a Japanese civil law partnership
By:	Biofrontier Partners Co., Ltd., General Partner
By:	/s/ YOSHIHIRO OHTAKI Yoshihiro Ohtaki, President
Address:
K.I. Kousan Tokyo Building, 3rd Floor 2-3-14 Yaesu, Chuo-ku Tokyo, Japan 104-0028 Attn: Yoshihiro Ohtaki

[AMENDMENT SIGNATURE PAGE]

SANDERLING VENTURE PARTNERS V CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V LIMITED PARTNERSHIP
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V BETEILIGUNGS GMBH & CO. KG
By:	Middleton, McNeil & Mills Associates V, LLC
	By:	/s/ FRED A. MIDDLETON Fred A. Middleton Managing Director
SANDERLING V VENTURES MANAGEMENT
By:	/s/ FRED A. MIDDLETON Fred A. Middleton Owner
SANDERLING VENTURE PARTNERS IV CO-INVESTMENT FUND, L.P.
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner
SANDERLING IV BIOMEDICAL CO-INVESTMENT FUND, L.P.
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner
SANDERLING IV VENTURE MANAGEMENT
By:	/s/ FRED A. MIDDLETON Fred A. Middleton Owner

[AMENDMENT SIGNATURE PAGE]

SANDERLING VENTURE PARTNERS IV, L.P.
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner
SANDERLING IV LIMITED PARTNERSHIP
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner
SANDERLING IV BIOMEDICAL, L.P.
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner
SANDERLING [FERI TRUST] VENTURE PARTNERS IV
By:	/s/ FRED A. MIDDLETON Fred A. Middleton General Partner

H&Q HEALTHCARE INVESTORS, a Massachusetts business trust

By:	/s/ DAN OMSTEAD Dan Omstead, President
Limitation of Liability

The name H&Q Healthcare Investors is the designation of the Trustees for the time being under an Amended and Restated Declaration of Trust dated April 21, 1987, as amended, and all persons dealing with H&Q Healthcare Investors, must look solely to the trust property for the enforcement of any claims against H&Q Healthcare Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Healthcare Investors.
Address:
30 Rowes Wharf, Suite 430 Boston, MA 02110-3328
H&Q LIFE SCIENCES INVESTORS, a Massachusetts business trust

By:	/s/ DAN OMSTEAD Dan Omstead, President
Limitation of Liability

The name H&Q Life Sciences Investors is the designation of the Trustees for the time being under a Declaration of Trust dated February 20, 1992, as amended, and all persons dealing with H&Q Life Sciences Investors, must look solely to the trust property for the enforcement of any claims against H&Q Life Sciences Investors, as neither the Trustees, officers nor shareholders assume any personal liability for the obligations entered into on behalf of H&Q Life Sciences Investors.
Address:
30 Rowes Wharf, Suite 430 Boston, MA 02110-3328

[AMENDMENT SIGNATURE PAGE]

ARTHUR MARKS
Address:
c/o New Enterprise Associates 11951 Freedom Drive, Suite 1240 Reston, Virginia 20190
FOUNDATION MEDICAL PARTNERS, L.P., a Delaware Limited Partnership
By: Foundation Medical Managers, LLC

By:	/s/ JONATHAN COOL
Name:	Jonathan Cool
Title:	Managing Member

105 Rowayton Avenue
Rowayton, Connecticut 06853
Attention: Harry T. Rein

[AMENDMENT SIGNATURE PAGE]

QuickLinks

  Exhibit 10.10
CARDIONET, INC. SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
TABLE OF CONTENTS
CARDIONET, INC. SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT
EXHIBIT A SCHEDULE OF INVESTORS
EXHIBIT B SCHEDULE OF FOUNDERS
AMENDMENT TO SECOND AMENDED AND RESTATED INVESTOR RIGHTS AGREEMENT, SECOND AMENDED AND RESTATED VOTING AGREEMENT AND SECOND AMENDED AND RESTATED RIGHT OF FIRST REFUSAL AND CO-SALE AGREEMENT
RECITALS
AGREEMENT